UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 17, 2026
_____________________________________________
ENVISTA HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
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Delaware
(State or Other Jurisdiction of Incorporation)

001-39054	83-2206728
(Commission File Number)	(IRS Employer Identification No.)

200 S. Kraemer Blvd., Building E		92821
Brea,	California
(Address of Principal Executive Offices)		(Zip Code)
(714) 817-7000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NVST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Chief Executive Officer Compensation Changes

Reference is made to the information contained in Item 8.01 of this Current Report on Form 8-K, disclosing the Company’s Board of Directors’ appointment of Paul Keel, the Company’s President and Chief Executive Officer, to the role of Chairman of the Board, effective immediately. On August 17, 2026, the Compensation Committee of the Board of Directors (the “Board”) of Envista Holdings Corporation (the “Company”) approved the following compensation changes for Paul Keel, the Company’s President and Chief Executive Officer:

•A base salary increase of $200,000, from $1.1 million to $1.3 million per year, effective August 24, 2026; and

•A special one-time equity award with an aggregate value of $10 million on the date of grant, comprised of (i) time-based restricted stock units (“RSUs”) valued at $5 million and (ii) performance-based restricted stock units (“PSUs”) valued at $5 million at the target level of performance, each with a grant date of August 18, 2026 (collectively, the “Keel Equity Awards”).

The Board believes the Keel Equity Awards align with stockholder interest in retaining Mr. Keel’s service and provide a powerful incentive for Mr. Keel to take steps over the next four years to successfully execute on the Company’s strategy and drive financial performance that should create long-term value for stockholders.

The RSU award vests over four years, with 25% of the shares vesting on each one-year anniversary of the date of grant. The RSUs will be forfeited if Mr. Keel’s service with the Company terminates for any reason other than death, early retirement or normal retirement prior to vesting, unless a qualifying termination occurs within 24 months following a change in control.

The PSU award vests based on the Company’s four-year total stockholder return (“TSR”) percentile rank relative to the Standard & Poor’s 400 Health Care Sector Index, with the four-year performance period beginning on August 18, 2026. The PSUs will be forfeited if Mr. Keel’s service with the Company terminates for any reason other than death, early retirement or normal retirement prior to vesting, unless a qualifying termination occurs within 24 months following a change in control.

Chief Financial Officer Special Performance-Based Equity Award

Also on August 17, 2026, the Compensation Committee approved a special one-time equity award for Eric Hammes, the Company’s Chief Financial Officer, valued at $1.5 million on the date of grant, consisting solely of PSUs with a grant date of August 18, 2026 and subject to the same performance condition tied to the Company’s four-year relative TSR percentage rank that is applicable to Mr. Keel’s PSU award, as set forth above (the “Hammes PSU Award”). The PSUs will be forfeited if Mr. Hammes’ service with the Company terminates for any reason other than death, early retirement or normal retirement prior to vesting, unless a qualifying termination occurs within 24 months following a change in control.

The Keel Equity Awards and the Hammes PSU Award were granted under, and pursuant to the terms and conditions of, the Envista Holdings Corporation 2019 Omnibus Incentive Plan, as amended, the Company’s Form of Restricted Stock Unit Agreement, and the Company’s Form of Performance Stock Unit Agreement, which are respectively filed as Exhibit 10.4, Exhibit 10.6 and Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 12, 2026.

ITEM 8.01    OTHER EVENTS

On August 17, 2026, upon the recommendation of the Nominating and Governance Committee of the Board, the Board appointed Paul Keel, the Company’s President and Chief Executive Officer, to serve as Chair of the Board, effective August 19, 2026, succeeding Scott Huennekens, who will continue to serve as a director and as Lead Independent Director, as discussed in further detail below. Mr. Keel has served as President, Chief Executive Officer and a director on the Board since he joined the Company in May 2024. The Board appointed Mr. Keel to serve as Chair of the Board to further strengthen alignment across our strategy, operations, and long-term value creation.

In addition, upon the recommendation of the Nominating and Governance Committee, the independent directors of the Board appointed Scott Huennekens to serve as the Lead Independent Director, effective August 19, 2026. Mr. Huennekens is an independent member of the Board under the rules of the New York Stock Exchange and applicable law. The independent directors of the Board appointed Mr. Huennekens to serve as the Lead Independent Director of the Board. The duties of the Lead Independent Director position are set forth in the Company’s Corporate Governance Guidelines, which are available on the “Investors – Governance” section of our website at http://www.envistaco.com. Information from our website is not incorporated by reference into this Current Report on Form 8-K

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISTA HOLDINGS CORPORATION

Date: August 19, 2026	By:	/s/ Mark Nance
Mark Nance
Senior Vice President, General Counsel and Secretary